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                                                                    EXHIBIT 99.3


CONSENT

     I, the undersigned, hereby consent to the use of my name and inclusion of information on my professional background in the Registration Statement No. 333-64929 and related Prospectus of AmerInst Insurance Group, Ltd.

Dated: June 25, 1999



                                         /s/ Jerrell Atkinson
                                         -----------------------------------
                                             Jerrell Atkinson